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                                  EXHIBIT 5.ix.
                         STATE VARIATIONS TO VULAPP-2003

              Flexible Premium Variable Universal Life Application
                                State Variations

Application Form No. VULAPP-2003 attached as Exhibit is a copy of the Application language used in the following states:

Alaska                        Louisiana
Alabama                       Massachusetts
Arkansas                      Mississippi
Colorado                      Nebraska
District of Columbia          Nevada
Hawaii                        New Hampshire
Idaho                         Ohio
Illinois                      Oklahoma
Iowa                          Rhode Island
Kentucky                      South Dakota
                              Tennessee
                              Utah
                              Virginia
                              Wyoming

The following application forms vary from the Form No. VULAPP-2003 as indicated below:

Application Form No. VULAPP-2003(A) changes Section 15, Statement of Health, to limit the following question to 5 years: shortness of breath, persistent hoarseness of cough, bronchitis, pneumonia, tuberculosis, asthma, emphysema/chronic obstructive pulmonary disease (COPD), chronic respiratory disorder or sleep apnea? Form VULAPP-2003(A) is used in the following state:

         Delaware

Application Form No. VULAPP-2003(B) changes Section 15, Statement of Health, to delete "or positive test results for antibodies to the AIDS virus?" in the AIDS question. Changes Section 18, Agreement/Authorization to add the sentence "I further understand that such information may be redisclosed only in accordance with other applicable laws or regulations." Form VULAPP-2003(B) is used in the following states:

         Arizona
         Connecticut
         North Dakota

Application Form No. VULAPP-2003(C) Changes Section 15, Statement of Health, to delete "an immune deficiency disorder" from the AIDS question and also asterisk ARC and add footnote which reads: "*ARC (AIDS-Related Complex) is a condition with signs and symptoms which may

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include generalized Lymphadenopathy (swollen lymph nodes), loss of appetite, weight loss, fever, oral thrush, skin rash, unexplained infections, dementia, depression, or other psychoneurotic disorders with no known cause." Section 18. Agreement/Authorization, add "not applicable in West Virginia" to the following sentence: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 9 as to age, plan, riders, amount, or rate class". Form VULAPP-2003(C) language is used in the following states:

         Georgia,
         North Carolina
         West Virginia

Application Form No. VULAPP-2003(CA) changes Section 15, Statement of Health, to add "(not including HIV)" after "an immune deficiency disorder" and to delete "or positive test results for anitbodies to the AIDS virus (HIV)" and add "including gonorrhea, syphillis, genital herpes or venereal warts" to "sexually transmitted diseases" of the AIDS question. Changes the question: "Ever requested or received payment because of injury, sickness, or disability?" to read: "Ever requested or received short or long term disability payments because of injury or sickness?" Form VULAPP-2003(CA) is used in the following state:

         California

Application Form No. VULAPP-2003(FL) changes Section 3a, Plan of Insurance, to delete the "Extended" guarantee option as this is not available in Florida. Changes Section 15, Statement of Health, to delete "treated for or" from the lead in question of: "Have you ever been treated for or diagnosed by a member of the medical profession as having:" From the AIDS question, pull out "immune deficiency disorder or sexually transmitted disease" and make it it's own separate question. The AIDS question in this state reads: Have you tested positive for exposure to the HIV infection or been diagnosed as having ARC or AIDS caused by the HIV infection or other sickness or condition derived from such infection? Add new Section 16 to ask for Secondary Addressee information. Change the Fraud statement in Section 19 Agreement/Authorization, to read: "Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, and misleading information is guilty of a felony of the third degree. Also add "printed name of agent" signature line and "agent license no." Form VULAPP-2003(FL) is used in the following state:

         Florida

Application Form No. VULAPP-2003(IN) changes Section 15, Statement of Health, to limit certain health questions to the past ten years. Form VULAPP-2003(IN) is used in the following state: Form VULAPP-2003(IN) language is used in the following state:

         Indiana

Application Form No. VULAPP-2003(KS) changes Section 17, Temporary Insurance Agreement, item C. Coverage Ends, to delete item 5.) "60 days after the date of the application." Also add "and return any unearned premiums" to the statement in this section about terminating their coverage if we decline the application. In Section 18, Agreement/Authorization, add "if eligible" to the statement:
"This application and any supplemental application(s) will be the basis of any insurance issued. Except as stated in the Temporary Insurance Agreement, if eligible, no insurance...." Form VULAPP-2003(KS) is used in the following state:

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         Kansas

Application Form No. VULAPP-2003(MD) changes Section 3a. Plan of Insurance, to delete "Extended" as an option as this is not available in Maryland. Changes
Section 14, For All Persons Proposed for Insurance, in item e.) to delete "similar sports" and replace it with "mountain climbing", such that this question reads: "Engaged in the last 3 years or plan to engage in: flights as a pilot, ballooning, hand gliding, sky/scuba diving, vehicle racing, or mountain climbing?" Application Form No. VULAPP-2003(MD is used in the following state:

         Maryland

Application Form No. VULAPP-2003(ME) changes Section 15, Statement of Health, to add: "Except for HIV" before the items asking about: "Anemia or other disorder(s) of the blood or lymph glands?" and "Are you now under observation or taking treatment?" Add the following in caps and bold: "ANSWER THE FOLLOWING QUESTION "NO" IF YOU HAVE TESTED POSITIVE FOR HIV AND HAVE NOT DEVELOPED SYMPTOMS OF THE DISEASE AIDS" before ask the AIDS question. In the AIDS question, delete "sexually transmitted disease(s) or positive test results for antibodies to the AIDS virus?" and make it it's own question. In Section 18, Agreement/Authorization, add "(excluding HIV)" when authorizing "other relevant information". Application Form No. VULAPP-2003(ME) is used in the following state:

         Maine

Application Form No. VULAPP-2003(MI) changes Section 15, Statement of Health, in the AIDS question to limit it to 10 years, delete "an immune deficiency disorder", delete "AIDS-related Complex (ARC), sexually transmitted disease(s), positive test results for antibodies to the AIDS virus. Add a new/separate item:
"A sexually transmitted disease?" Application Form No. VULAPP-2003(MI) is used in the following state:

         Michigan

Application Form No. VULAPP-2003(MN): changes Section 14, For All Persons Proposed for Insurance, item e.) to add "organized" before vehicle racing, and replaces "similar sports" with "mountain climbing" such that this item now reads: "Engaged in the last three years or plan to engage in: flights as a pilot, ballooning, hand gliding, sky/scuba diving, organized vehicle racing, or mountain climbing" In Section 15, Statement of Health, before the questions add the paragraph:

         The applicant does not have to disclose an HIV (AIDS virus) test, or tests to determine the presence of hepatitis B virus (HBV), hepatitis C virus
(HCV) or other blood borne pathogens which were administered: 1) to a criminal offender or crime victim as a results of a crime that was reported to the police; 2) to a patient who received the services of emergency medical services personnel at a hospital or medical care facility; 3) to emergency medical services personnel who were tested as a result of performing emergency medical services. The term "emergency medical services personnel" includes individuals employed to provide pre-hospital emergency services; licensed police officers, firefighters, paramedics, emergency medical technicians, licensed nurses, rescue squad personnel or other individuals who serve as volunteers of an ambulance service who provide emergency medical services; crime lab personnel, correctional guards, including security guards at the Minnesota security hospital, who experience a significant exposure to an inmate who is transported to a facility for emergency medical care; and other persons who render emergency care of assistance at the scene of an emergency, or

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while an injured person is being transported to receive medical care and who would qualify for immunity under the good samaritan law. "Blood borne pathogen" means pathogenic microorganisms that are present in human blood and can cause disease in humans.

         Added "ever" to this question: "Have you ever had angioplasty, stent placement or bypass surgery? Added a separated item which reads: "Used illegal drugs?" delete item b.) in question 7 which is: "Ever used sedatives, stimulants, narcotics or hallucinogens except as prescribed by a physician. In
Section 17, item D, Coverage Exclusions, item 1.) Any proposed insured commits suicide...add this: (in such event, any premiums paid will be returned)"

         In Section 18, Agreement/Authorization, add "from the date the authorization is signed" to "I agree this authorization is valid for 24 months."

Moves the W-9 certification language from above the signature lines to below them and the adds another signature line below it. Application Form VULAPP-2003(MN) is used in the following state:

         Minnesota

Application Form No. VULAPP-2003(MO): Changes Section 14, For All Persons Proposed for Insurance, item c.) delete "denied" such that this question reads:
"ever had life or disability income insurance rated or otherwise modified?" Changes Section 15, Statement of Health, to limit the AIDS question to 10 years. Changes Section 17, Temporary Insurance Agreement, item D, Coverage Exclusions, #1 to add "and we can show that s/he intended suicide at the time of this Agreement". Application Form VULAPP-2003(MO) is used in the following state:

         Missouri

Application Form No. VULAPP-2003(NJ): Changes Section 3a, Plan of Insurance, to delete the Guarantee (Basic, Extended, none) options as in this state, the product may only be funded at one level so there is not an option to choose. Changes Section 15, Statement of Health, AIDS question such that it reads: Have you ever been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC), or a sexually transmitted disease(s)? Changes Section 18, Agreement/Authorization to delete the base fraud language and replace it with NJ specific language, which reads: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties." Application form VULAPP-2003(NJ) is used in the following state:

         New Jersey

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Application Form No. VULAPP-2003(NM): Changes Section 18,
Agreement/Authorization, to add additional language to the 4th paragraph that indicates: that revocation of the authorization "becomes effective within 10 days of receipt an will not affect" any prior action taken by the Company...Add language to the Important Notice to Applicants for Insurance (form LIFEAP-NOTICE-2003(NM), 3 paragraphs of language pertaining to collection of info about abuse. Form VULAPP-2003(NM) is used in the following state:

         New Mexico

Application Form No. VULAPP-2003(OR): Changes Section 15, Statement of Health, to limit several of the questions (or portions of questions) to "within the last ten years". Thus, the ordering is changed in this area of the application. Changes the AIDS question to delete asking about "sexually transmitted diseases. Form VULAPP-2003(OR) is used in the following state:

         Oregon

Application Form No. VULAPP-2003(PA): Changes Section 3a., Plan of Insurance, to remove the "Extended" guarantee as this in not available. Changes references to "signature if over age 15" to over age 17. Changes the AIDS question to delete "an immune deficiency disorder" and add: "or tested positive to the Human Immunodeficiency Virus (HIV) or a venereal disease including gonorrhea, syphillis, genital herpes or veneral warts? Changes question 6 to delete "used" and add "been treated by a physician for the use of"..such that this question now reads: "Ever been treated by a physician for the use of sedatives, stimulants, narcotics or hallucinogens except as prescribed by a physician?" Changes Section 18, Agreement/Authorization, to delete the base fraud language and add Pennsylvania specific fraud warning which reads: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal civil penalties. Form VULAPP-2003(PA) is used in the following state:

         Pennsylvania

Application Form No. VULAPP-2003(SC): Changes Section 15, Statement of Health, in the AIDS question, to delete "sexually transmitted disease" and add: "a venereal disease including gonorrhea, syphillis, genital herpes or venereal warts". Form VULAPP-2003(SC) is used in the following state:

         South Carolina

Application Form No. VULAPP-2003(TX) Changes Section 3a., Plan of Insurance, to delete the Extended guarantee option as this is not available in the state of Texas. Changes the AIDS question to read: "Have you ever been diagnosed as having or been treated by a physician for an immune deficiency disorder, Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC), sexually transmitted disease(s) or have you tested positive for antibodies to the AIDS virus? Application Form VULAPP-2003(TX) will be used in the following state:

         Texas

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Application Form No. VULAPP-2003(VT) changes Section 15, Statement of Health, to change wording in the lead-in question to delete "member of the medical profession" to be "person licensed as a medical physician". Also changes the question "Anemia or other disorders of the blood or lymph glands" to delete "other" and specify "white blood cells or platelets, hemophilia". Also changes the AIDS question to read: "Have you ever been diagnosed or treated by a person licensed as a medical physician for Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC) or a sexually transmitted disease(s)? Changes Section 16, Temporary Insurance Eligibility Question to add the language "(excluding any disorder related to HIV antibody, T-cell counts, AIDS or ARC)" when asking about "immune system". Form VULAPP-2003(VT) is used in the following state:

         Vermont

Application Form No. VULAPP-2003(WA) Changes Section 15, Statement of Health,
item 6c.) to delete the word "advised" and replace it with "received medical advice" such that this question now reads: "ever been treated or received medical advice to seek treatment for the use of alcohol or drugs? Changes the Important Notice to Applicants for Insurance (LIFEAP-NOTICE-2003(WA)) to add the following to the Receipt: "This payment is received for _______(with a line to enter the Brief Policy Description) with the benefit amount of__________(with a line to enter amount)" Application Form VULAPP-2003(WA) is used in the following state:

         Washington

Application Form No. VULAPP-2003(WI) Changes Section 15, Statement of Health, in the AIDS Question to have it read: "Have you ever been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC), sexually transmitted disease(s) or tested positive for antibodies to the AIDS virus using an FDA approved test? (You are not required to disclose test results from anonymous test sites or from home testing.) Application Form VULAPP-2003(WI) is used in the following state:

         Wisconsin